Exhibit 99.1

NEWS RELEASE

CONTACT:	Investor Relations	Corporate Communications
	435.634.3200	435.634.3553
	Investor.relations@skywest.com	corporate.communications@skywest.com

SkyWest, Inc. Announces Fourth Quarter and Annual 2021 Profit

Fourth Quarter and Annual 2021 Highlights

●	Q4 2021 Pre-tax income of $5 million, net income of $4 million, or $0.09 per diluted share
●	Full year 2021 pre-tax income of $151 million, net income of $112 million, or $2.20 per diluted share
●	Full year 2021 adjusted pre-tax income of $235 million, adjusted net income of $176 million, or $3.46 per diluted share, excluding a non-cash impairment charge in Q3 2021[1]
●	As previously announced, we have partnered with Eve Air Mobility, an Embraer company (“Eve”), including an option to purchase up to 100 electric vertical takeoff and landing aircraft (“eVTOL”)

ST. GEORGE, UTAH, February 3, 2022 -- SkyWest, Inc. (NASDAQ: SKYW) (“SkyWest”) today reported financial and operating results for Q4 2021, including net income of $4 million, or $0.09 per diluted share, compared to a net loss of $46 million, or $0.93 loss per share, for Q4 2020. SkyWest also reported net income of $112 million, or $2.20 per diluted share, for the 2021 year, compared to a net loss of $9 million, or $0.17 loss per share, for the 2020 year. Adjusted net income in 2021 was $176 million, or $3.46 per diluted share1. SkyWest’s financial results improved from 2020 due to the flying demand recovery from COVID-19.

Commenting on the results, Chip Childs, Chief Executive Officer of SkyWest, said, “We continued to see very strong demand for our product during the fourth quarter. While we are facing new headwinds as the industry prepares to operate in a post-pandemic environment and we work to rebalance staffing, we remain focused on delivering an exceptional product. I want to thank our people for their ongoing flexibility and good work as we navigate this very dynamic period.”

1 See the financial statements, “Non-GAAP Information” and the related reconciliation sections of this release for more information.

Financial Results

Revenue was $777 million in Q4 2021, up from $590 million in Q4 2020, or 32%, as SkyWest’s Q4 2021 block hours on completed flights were up 30% from Q4 2020.

SkyWest recognized $23 million of previously deferred revenue of fixed monthly payments in Q4 2021, whereas SkyWest deferred recognizing revenue on $12 million of fixed monthly payments in Q4 2020. SkyWest will recognize the remaining $104 million of deferred revenue from the fixed monthly payments on a completed block hour basis over the term of the remaining contracts.

Operating expenses were $744 million in Q4 2021, up from $617 million in Q4 2020, or 21%. The increase in operating expenses was primarily due to an increase in flights operated in Q4 2021 compared to the same period in 2020.

Capital and Liquidity

SkyWest had $860 million in cash and marketable securities at December 31, 2021, up from $826 million at December 31, 2020.

Total debt at December 31, 2021 was $3.1 billion, down from $3.2 billion at December 31, 2020. Capital expenditures during Q4 2021 were $304 million for the purchase of twelve new E175 aircraft, four used CRJ700 aircraft and spare engines and $18 million for other fixed assets.

Status Update on Previously Announced Agreements

SkyWest is coordinating with its major airline partners to optimize the timing of upcoming fleet deliveries under previously announced agreements. The anticipated future delivery dates summarized below are based on currently available information and are subject to change.

Flying contract with American for 20 E175 aircraft

●	Six aircraft were delivered in Q3 2021, twelve aircraft were delivered in Q4 2021, and two deliveries are expected in the first half of 2022. The 20 aircraft are scheduled to be placed into service in 2022.
●	SkyWest used debt to finance the 18 aircraft delivered in 2021 and anticipates financing the remaining two aircraft through debt.

Flying contract with Delta for 16 E175 aircraft

●	16 aircraft deliveries are anticipated in 2022. The aircraft are scheduled to be placed into service in 2022.
●	SkyWest anticipates financing the aircraft through debt.
●	The 16 new E175 aircraft will replace 16 CRJ900 aircraft we have under contract with Delta.

Flying contract with Alaska for eleven E175 aircraft

●	Ten aircraft deliveries are anticipated in 2022 and one delivery in the first half of 2023. The aircraft are scheduled to be placed into service in 2022 and early 2023.
●	SkyWest anticipates financing the aircraft through debt.

Combined, SkyWest anticipates placing 47 new E175 aircraft into service in 2022 and early 2023, of which 18 aircraft were delivered and debt financed as of December 31, 2021 and 29 aircraft have deliveries scheduled in 2022 or early 2023.

Flying contract with American for CRJ700 aircraft

●	SkyWest placed eight CRJ700s under contract during Q4 2021.
●	SkyWest had 90 CRJ700s under contract with American at the end of 2021.

Partnership with Eve for eVTOL aircraft

SkyWest previously announced a partnership with Eve, an Embraer company, giving SkyWest an opportunity to further its commitment to sustainability. SkyWest’s non-binding agreement with Eve gives SkyWest the option to purchase up to 100 electric vertical takeoff and landing (eVTOL) aircraft. Eve anticipates its four-passenger eVTOL aircraft will be certified and available for service after 2025.

Production Outlook

Given recent staffing challenges, we currently anticipate our block hours in 2022 may be down approximately 10%-15% from our 2021 production.

Non-GAAP Information

In addition, SkyWest has included in the schedules attached to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting SkyWest’s business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of SkyWest’s business without regard to these items. SkyWest has provided reconciling information in the attached schedules.

About SkyWest

SkyWest, Inc. is the holding company for SkyWest Airlines and SkyWest Leasing, an aircraft leasing company. SkyWest Airlines has a fleet of over 500 aircraft connecting passengers to over 230 destinations throughout North America. SkyWest Airlines operates through partnerships with United Airlines, Delta Air Lines, American Airlines and Alaska Airlines carrying more than 36 million passengers in 2021 and 21 million passengers in 2020.

SkyWest will host its conference call to discuss its fourth quarter 2021 results today, February 3, 2022, at 2:30 p.m. Mountain Time. The conference call number is 1-833-968-2197 for domestic callers, and 1-236-714-2973 for international callers. Please call up to ten minutes in advance to ensure you are connected prior to the start of the call. The conference call will also be available live on the Internet at https://event.on24.com/wcc/r/3578557/29522E6764A636BDACB53BFB8A91F760. This press release and additional information regarding SkyWest, including access information for the digital rebroadcast of the fourth quarter 2021 results call, participation at investor conferences and investor presentations can be accessed at inc.skywest.com.

Forward Looking-Statements

In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “forecasts,” "expects," "intends," "believes," "anticipates," “estimates,” "should," "likely" and similar expressions identify forward-looking statements. Such statements include, but are not limited to, statements about the impact of the COVID-19 pandemic on SkyWest’s business, financial condition and results of operations, the scheduled aircraft deliveries for SkyWest in upcoming periods, including SkyWest’s option to purchase up to 100 eVTOL aircraft, and related removal from service and/or placement into service of certain aircraft, the return to pre-COVID production levels and expected timing thereof, expected production levels in 2022 and associated staffing challenges, SkyWest’s coordination with major airline partners to optimize the delivery of aircraft under previously announced agreements, the expected terms, timing and benefits related to SkyWest’s leasing and joint venture transactions, as well as SkyWest’s future financial and operating results, plans, objectives, expectations, estimates, intentions and outlook, and other statements that are not historical facts. All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date. SkyWest assumes no obligation to update any forward-looking statements unless required by law. Readers should note that many factors could affect the future operating and financial results of SkyWest and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release. These factors include, but are not limited to, uncertainties regarding the impact of the funding received under the U.S. Treasury Department’s payroll support programs on SkyWest’s business and operations, the continued uncertainty of the duration, scope and impact of COVID-19, a further spread or worsening of COVID-19, and other potential future outbreaks of infectious diseases or other health concerns, the consequences of the COVID-19 pandemic to economic conditions, the travel industry and our major partners in general and the financial condition and operating results of SkyWest in particular, the prospects of entering into agreements with existing or other carriers to fly new aircraft, the ability of Eve to obtain the required certifications to manufacture and sell its eVTOL aircraft and for the parties to realize anticipated synergies associated with such partnership, ongoing negotiations between SkyWest and its major partners regarding their contractual obligations, uncertainties regarding operation of new aircraft, the ability to attract and retain qualified pilots and related staffing challenges, the impact of regulatory issues such as pilot rest rules and qualification requirements, and the ability to obtain aircraft financing.

Actual operational and financial results of SkyWest will likely also vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of other reasons, including, in addition to those identified above: the existing global COVID-19 pandemic and the outbreak of any other disease or similar public health threat that affects travel demand or travel behavior; the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel, including related to the duration and impact of the COVID-19 pandemic, and related decreases in customer demand and spending; the financial stability of SkyWest’s major partners and any potential impact of their financial condition on the operations of SkyWest; fluctuations in flight schedules, which are determined by the major partners for whom SkyWest conducts flight operations; variations in market and economic conditions; significant aircraft lease and debt commitments; estimated useful life of long-lived assets, residual aircraft values and related impairment charges; labor relations and costs; the impact of global instability; rapidly fluctuating fuel costs, and potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause SkyWest’s actual results to differ materially from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Additionally, the risks, uncertainties and other factors set forth above or otherwise referred to in the reports that the Company files with the Securities and Exchange Commission may be further amplified by the global impact of the COVID-19 pandemic.

SkyWest, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Dollars and Shares in Thousands, Except per Share Amounts)

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2021	2020	2021	2020
OPERATING REVENUES:
Flying agreements	$751,834	$569,889	$2,615,076	$2,060,801
Lease, airport services and other	25,329	19,748	98,415	66,305
Total operating revenues	777,163	589,637	2,713,491	2,127,106

OPERATING EXPENSES:
Salaries, wages and benefits	267,796	212,214	986,664	826,109
Aircraft maintenance, materials and repairs	213,302	187,335	817,803	618,989
Depreciation and amortization	111,109	110,146	440,198	474,959
Airport-related expenses	32,212	23,694	104,690	93,886
Aircraft fuel	29,435	15,864	107,057	61,739
Aircraft rentals	16,046	15,779	63,357	65,316
Special items - impairment charges	—	—	84,592	—
Payroll support grant	—	(3,353)	(422,669)	(345,491)
Other operating expenses	74,311	55,627	255,932	222,797
Total operating expenses	744,211	617,306	2,437,624	2,018,304
OPERATING INCOME (LOSS)	32,952	(27,669)	275,867	108,802

OTHER INCOME (EXPENSE):
Interest income	382	227	1,114	5,879
Interest expense	(28,848)	(31,893)	(123,122)	(123,173)
Other income (expense), net	553	(40)	(3,249)	1,165
Total other expense, net	(27,913)	(31,706)	(125,257)	(116,129)

INCOME (LOSS) BEFORE INCOME TAXES	5,039	(59,375)	150,610	(7,327)
PROVISION (BENEFIT) FOR INCOME TAXES	707	(12,925)	38,700	1,188
NET INCOME (LOSS)	$4,332	$(46,450)	$111,910	$(8,515)

BASIC EARNINGS (LOSS) PER SHARE	$0.09	$(0.93)	$2.22	$(0.17)
DILUTED EARNINGS (LOSS) PER SHARE	$0.09	$(0.93)	$2.20	$(0.17)

Weighted average common shares:
Basic	50,380	50,181	50,348	50,195
Diluted	50,833	50,181	50,753	50,195

SkyWest, Inc. and Subsidiaries

Summary of Consolidated Balance Sheets

(Dollars in Thousands)

(Unaudited)

	December 31,	December 31,
	2021	2020
Cash and marketable securities	$860,410	$825,908
Other current assets	208,183	156,894
Total current assets	1,068,593	982,802

Property and equipment, net	5,373,635	5,330,423
Deposits on aircraft	124,964	31,625
Other long-term assets	558,755	542,772
Total assets	$7,125,947	$6,887,622

Current portion, long-term debt	$391,798	$402,158
Other current liabilities	802,823	539,564
Total current liabilities	1,194,621	941,722

Long-term debt, net of current maturities	2,717,420	2,801,538
Other long-term liabilities	946,392	1,004,817
Stockholders' equity	2,267,514	2,139,545
Total liabilities and stockholders' equity	$7,125,947	$6,887,622

SkyWest, Inc. and Subsidiaries

Additional Operational Information (unaudited)

SkyWest’s fleet in scheduled service or under contract by aircraft type:

	December 31, 2021	September 30, 2021	December 31, 2020
E175 aircraft	211	199	193
CRJ900 aircraft	44	40	39
CRJ700 aircraft	114	106	90
CRJ200 aircraft	140	141	130
Total aircraft in service or under contract	509	486	452

As of December 31, 2021, SkyWest leased 34 CRJ700s and five CRJ900s to third parties (these aircraft are excluded from the table above). The E175 aircraft counts are based on delivery date.

Selected operational data:

	For the three months ended December 31,				For the twelve months ended December 31,
Block hours by aircraft type:	2021	2020	% Change		2021	2020	% Change
E175s	166,598	124,081	34.3%		613,465	435,557	40.8%
CRJ900s	28,826	21,426	34.5%		116,576	66,640	74.9%
CRJ700s	74,639	56,313	32.5%		289,902	200,860	44.3%
CRJ200s	78,876	65,708	20.0%		299,685	270,281	10.9%
Total block hours	348,939	267,528	30.4%		1,319,628	973,338	35.6%

Departures	199,300	157,726	26.4%		749,943	585,257	28.1%
Passengers carried	10,736,113	5,672,695	89.3%		36,608,918	21,255,931	72.2%
Adjusted flight completion	98.6%	99.9%	(1.3)	pts	99.6%	99.9%	(0.3)	pts
Raw flight completion	97.1%	99.3%	(2.2)	pts	98.2%	97.8%	0.4	pts
Passenger load factor	81.9%	55.5%	26.4	pts	74.6%	56.4%	18.2	pts
Average trip length	519	515	0.8%		532	500	6.4%

Adjusted flight completion percent excludes weather cancellations. Raw flight completion includes weather cancellations.

Reconciliation to Adjusted Net Income and Diluted Earnings per Share

(Dollars in Thousands, Except per Diluted Share Amounts)

(Unaudited)

	For the twelve months ended December 31, 2021
	Pretax income	Income tax benefit (expense)	Net income	Net income per diluted share
GAAP Income	$150,610	$(38,700)	$111,910	$2.20
2021 Adjustments (1)	84,592	(20,683)	63,909
Non-GAAP Adjusted Income	$235,202	$(59,383)	$175,819	$3.46

(1)	Adjusts for a non-cash impairment charge on SkyWest Airlines operated CRJ900 aircraft in Q3 2021. These CRJ900 aircraft will be replaced by new E175 aircraft in 2022 and 2023 and are not expected to be extended under the existing flying contract.